Exhibit 99.1

Atlanta Braves Holdings Announces Third Quarter Earnings Release and Quarterly Conference Call

October 4, 2024

Atlanta Braves Holdings, Inc. (“Atlanta Braves Holdings”) (Nasdaq: BATRA, BATRK) announced that it will host a conference call to discuss results for the third quarter of 2024 on Wednesday, November 6 at 10:00 a.m. E.T. Before the open of market trading that day, Atlanta Braves Holdings will issue a press release reporting such results, which can be found at https://www.bravesholdings.com/news/press-releases. The press release and conference call may discuss the financial performance and outlook of the company, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-9709 or +1 (201) 689-8542 confirmation code 13749388, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Atlanta Braves Holdings website at https://www.bravesholdings.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replay of the call will also be available on the Atlanta Braves Holdings website.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (NASDAQ: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Atlanta Braves Holdings, Inc.
investor@bravesholdings.com